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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 28, 2010

TROPICANA ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-53831 (Commission File Number)	27-0540158 (IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code (702) 589-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.

        In a Form 8-K filed on June 22, 2010 and amended by a Form 8-K/A filed on June 23, 2010 to attach as an exhibit correspondence received by Tropicana Entertainment Inc. (the "Company") from the Company's former independent registered public accounting firm, the Company announced that as a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors (the "Audit Committee") of the Company, the Audit Committee, on June 16, 2010, had dismissed Ernst & Young LLP ("E&Y") from its role as the Company's independent registered public accounting firm.

        On June 16, 2010, the Audit Committee also approved the appointment of Grant Thornton LLP ("Grant Thornton") as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to clearance of Grant Thornton's "Client Acceptance" process and certain regulatory approvals. The necessary regulatory approvals have been obtained, and Grant Thornton informed the Company on June 23, 2010 that its client acceptance procedures were complete and that the Company was accepted as a client of the firm. The Company formally engaged Grant Thornton as the Company's independent registered public accounting firm on June 28, 2010.

        As further described in the Company's Current Report on Form 8-K filed on June 22, 2010, the Company was formed on May 11, 2009 to acquire predecessor gaming companies (collectively, the "Predecessors") pursuant to the Predecessors' plan of reorganization under Chapter 11 of Title 11 of the United States Code. The reorganization of the Predecessors was consummated and became effective on March 8, 2010 (the "Effective Date"). Prior to the Effective Date, the Company conducted no business, other than in connection with the reorganization of the Predecessors and the acquisition of certain additional assets.

        The Company provided E&Y with a copy of the foregoing disclosures and requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the foregoing statements made by the Company and, if not, stating the respects in which it does not agree. A copy of E&Y's letter is attached hereto as Exhibit 16.1.

        During the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 28, 2010, neither the Company nor anyone on the Company's behalf consulted Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events referred to in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Exhibit Description
16.1	Letter dated July 2, 2010 from Ernst & Young LLP to the Securities and Exchange Commission regarding the change in certifying accountant.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: July 2, 2010	By:	/s/ SCOTT C. BUTERA
		Name:	Scott C. Butera
		Title:	President and Chief Executive Officer

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  Item 4.01 Changes in Registrant's Certifying Accountant.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES